VIRTRA SYSTEMS, INC.

(Incorporated in the State of Texas)

EXCHANGE OFFER

Up to 6,449,437 Shares of Common Stock

in Exchange for All Outstanding Equipment Leases and certain Notes Payable

($5,374,531 principal amount outstanding, plus accrued interest to October 31, 2004)

THE EXCHANGE OFFER

WILL EXPIRE AT 5:00 P.M., CENTRAL STANDARD TIME,

ON NOVEMBER 30, 2004, UNLESS EXTENDED

Between February 1997 and January 2001, we entered into equipment leases (the “Leases”) with a number of people and companies to finance the production of arcade equipment.  Under these Leases the people providing funds to us agreed to pay for the construction of specific items of equipment and we agreed to make monthly payments of a specified amount for three years, with an automatic renewal for an additional three years. The Leases, in total, required us to pay aggregate principal amounts of $4,489,000.  In addition, the company or individual advancing the funds had the option to require us to buy out the Lease on 180 days' notice.

We also borrowed a total of $885,531 in principal amount from various people for working capital to develop our ‘Net GameLink concept. These loans were evidenced by promissory notes (the “Notes”).  Some of those Notes were interest-bearing, and others were not.

The people with whom we entered into the Leases and Notes are referred to in this document as “Holders.”

We have not made any payments on the Leases since October of 2001, and we have not made any payments on the Notes. We do not have enough money to pay either the Leases or the Notes, and we do not expect to have enough money to make those payments at any time in the foreseeable future.

We are now offering to exchange the Notes and our payment obligations under the Leases for shares of our common stock. If enough people do not accept this exchange offer we will probably never be able to pay either the Leases or the Notes.

IN DECIDING WHETHER OR NOT TO ACCEPT OUR EXCHANGE OFFER YOU SHOULD CAREFULLY REVIEW OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE ARE SUPPLYING WITH THIS DOCUMENT A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-KSB AND OUR LATER QUARTERLY REPORTS ON FORM 10-QSB. YOU CAN VIEW OUR EARLIER REPORTS AT WWW.SEC.GOV. YOU SHOULD ALSO CAREFULLY CONSIDER THE "RISK FACTORS" DESCRIBED BELOW.

THE INFORMATION IN THIS DOCUMENT IS GIVEN AS OF THE DOCUMENT'S DATE. YOU SHOULD NOT ASSUME THAT THE INFORMATION WILL NECESSARILY BE TRUE AS OF ANY LATER DATE.

HOLDERS WHO ACCEPT ANY OPTION OTHER THAN OPTION A DESCRIBED BELOW MUST AGREE THAT THEY WILL NOT SELL THE SHARES THEY RECEIVE FOR VARIOUS PERIODS OF TIME. AS A RESULT THEY WILL HAVE TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR SIGNIFICANT PERIODS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR ANY STATE SECURITIES COMMISSION.  NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS EXCHANGE OFFER.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON, OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED WITHIN THIS DOCUMENT OTHER THAN THOSE CONTAINED IN THIS OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.  THIS OFFER DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFER NOR ANY SALE MADE UNDER THIS OFFER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE OF THIS DOCUMENT NOR THAT THE INFORMATION CONTAINED WITHIN THIS DOCUMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

The date of this Offer is November 9, 2004.

FREQUENTLY ASKED QUESTIONS

Why are you making this exchange offer?

Between February 1997 and January 2001, we entered into the Leases with a number of people and companies to finance the production of arcade equipment. We also borrowed a total of $885,531 in principal amount from various people for working capital used in our ordinary course of business to develop our ‘Net GameLink system. We are not able to make payments on the Leases or the Notes. Our obligations on the Leases and Notes make it very difficult to get financing for our operations. Successful completion of the exchange will improve our balance sheet and make it more likely that we will be able to get financing.  See "Capitalization"for a description of how our balance sheet would have looked if we had completed the exchange as of June 30, 2004.

If I decide to take common stock for the money you owe me, how much stock will I get?

You have several choices. You can choose to receive stock that you can sell immediately, but if you do that you will get less stock. Based on a recent market price of $0.39 per share, you would get stock having a market value of 23.4% of the principal amount you are owed if you make that choice.  You can choose to "lock up" your stock for periods ranging from six months to one year, and if you do that you will get stock having a market value of 35.1% of the principal amount you are owed based on the recent price.  Or you can choose to "lock up" your stock for from one year to 18 months and get stock having a market value of 46.8% of the amount you are owed based on the recent price.

Are there risks to accepting the exchange offer?

Yes. If you accept the exchange offer you will be giving up your legal right to require us to pay you a fixed amount. Instead, you will be a shareholder of the company and the amount you ultimately get will depend on how successful we are in our business and on how long you hold the stock. Our business is subject to many risks, and the major ones are described under "Risk Factors."

How long do I have to make up my mind about accepting the exchange offer?

Unless we decide to extend the time period, the offer will end at 5:00 p.m. CST on November 30, 2004.

If I accept the offer, can I change my mind later?

Yes, but only up until the Expiration Date.  (See section below entitled “Withdrawal of Tenders” on page 10).

What happened to the equipment, and why can't it be sold to make the lease payments?

At the time we leased the equipment, we were in the business of operating virtual reality experiences in arcades, amusement parks, and other leisure destinations. Since the time when we leased the equipment, our business has changed. We are no longer in the business of operating virtual reality systems at arcades, amusement parks., etc. Instead, we are producing more advanced virtual reality machines for advertising and for military, law-enforcement, and other training. We sold our arcade and amusement park business in April of 2003. At the time we sold this business the equipment was obsolete and the buyer had no use for it, so it is sitting in a warehouse. We do not believe we could sell the equipment for enough to realize anything significant after paying the costs of sale, and we expect to dispose of it for essentially its scrap value.

What happened to the money you borrowed for working capital?

That money was used in our business to develop our ‘Net GameLink concept, and as we developed the business in a new direction.

What happens if I don't take any of your offers?

If you don't accept our offer to exchange stock for the amount you are owed, we are unlikely to be in a position to pay you in the foreseeable future. You will continue to have whatever legal rights you now have to seek payment through legal process.  We would, of course, expect to invoke any defenses we might have to your claim. If your claim is too old it may be barred by the statute of limitations and be uncollectible for that reason. If holders of less than 85% of the total amount owed on the Leases and Notes do not accept our offer, we will not be required to make the exchange with anyone. In that case the chances that any noteholders or leaseholders will be paid is very small.

What are the chances of the stock's being worth anything if enough holders accept your offer?

We believe that if the debt owed to leaseholders and noteholders is eliminated by the exchange, our chances of developing a profitable business are quite good. Our policy is not to make financial projections, but if our business develops as we expect we believe we will make a profit in the fourth quarter of this year. This would be without taking account of the one-time earnings we would record on eliminating the debt to leaseholders and noteholders. We also believe that eliminating this debt will improve our balance sheet enough to allow us to get favorable outside financing for our business, and that could help us considerably.

As the deadline for making exchange gets closer, will you be telling us how many people have accepted the exchange offer?

No. We will provide this information only after the Expiration Date.

ii

SUMMARY

The following should be read in conjunction with, the more detailed information and consolidated financial statements, including the applicable notes, appearing in our filings with the Securities and Exchange Commission, including the included filings on Forms 10-K and 10-Q.  As used in this Offer, unless the context otherwise requires, references to ”us,” the “Company,” or “VTSI” mean, collectively, VirTra Systems, Inc. and its predecessor companies.  References to any historical fiscal year refer to the 12 months ending on December 31 of that year.  This Offer contains forward-looking statements that involve risks and uncertainties, including, among things, statements about our planned promotional activity, expected operating results, and the availability of funds. Our actual results could be very different from the results anticipated in those forward-looking statements as a result of many factors, including those described under “Risk Factors” and elsewhere in this Offer.

The Exchange Offer

Between February 1997 and January 2001, we entered into a number of Leases and Notes with various parties aggregating principal amounts of $5,374,531.  These Leases were for financing the production of arcade equipment.  Under the Leases an entity or individual advanced funds to us to produce specific arcade equipment, and we agreed to make monthly payments for a specified amount for three years, with an automatic renewal for an additional three years, unless cancelled in writing, from the origination date specified in the agreements.  The person advancing the funds also had the right to exercise a buy-out option that would require us to repay the obligation within 180 days from exercise of the buy-out.  The Notes were for working capital used in our ordinary course of business, and consisted of various instruments, some interest-bearing, and some non-interest bearing.  The Offer relates to the exchange of these Leases and Notes, consisting of $5,374,531 aggregate principal amount and $2,507,232 of accrued interest through October 31, 2004, for up to a maximum of 6,449,437 shares of our common stock, based on a share per dollar of debt ratio of 1.2 as described in section entitled “Exchange Offer” beginning on page 8.

Recent Developments

On November 8, 2004 VirTra announced its designation as one of the “Top 100” most influential military training and simulation companies by Military Training Technology.  The “Top 100” is a listing of companies making a “significant impact in the military training industry this year.” Determined by Military Training Technology’s editorial board and panel of independent experts, selection criteria included “total military sales, end-used feedback, innovations, and need for the solution.”  Additionally, VirTra Systems was named one of ten “rising stars in the military training industry” – “a company that is quickly rising in the industry and is considered up and coming.”  On October 1, 2004, we announced the sale of an IVR-180(TM) HD high-definition firearms training system to MacDill Air Force Base, near Tampa, Florida.  On October 4, 2004, we announced receipt of an order for a minimum of 15 IVR-300(TM) HD 360-degree, high-definition firearms training systems for use by Mexican governmental agencies.  We recently received the purchase order for 15, and as many as 20, systems for near-term delivery to Mexican governmental agencies.  The transaction, worth a minimum $1.7 million, is the largest sale in the company's history.  On October 7, 2004, we announced an upcoming national mobile promotional tour designed to demonstrate our patented new Immersa-Dome(TM) virtual reality system.  The initial promotional tour ran from October 13th through the 22nd, and saw us demonstrate the Immersa-Dome's incredible immersive virtual reality capabilities to major event-marketing and promotional advertising agencies in several mid-west cities, including St. Louis, Chicago, and Detroit.  The Immersa-Dome was displayed in a specially-designed 45-foot motor coach custom-fitted as a mobile production studio.  On October 11, we announced a sale of our new Immersa-Dome virtual reality systems to the U.S. Army Recruiting Command in Fort Knox, Kentucky.  The current order, for three Immersa-Domes, is the latest of several company sales recently to the U.S. Army, and will be installed in the Army's mobile recruiting trailers traveling the United States to major events, high schools, and universities augmenting the Army's recruiting efforts.

Terms of Exchange Offer

The Exchange Offer

Up to 6,449,437 shares of our common stock will be issued in exchange for up to $5,374,531 aggregate principal amount of Leases and Notes, and $2,507,232 of accrued interest through October 31, 2004.  As of the date of this Offer, $5,374,531 in aggregate principal amount of Leases and Notes are outstanding.  We will issue the common stock to tendering Holders of Leases and Notes on or promptly after the Expiration Date.

Resale of the Common Stock

The sale of the shares of common stock to be received in the Offer will be subject to restriction by agreement. The length of the restructuring will depend upon the option exercised by the Holder.  Holders electing to exercise Option A will receive freely-trading common stock without restriction, salable immediately upon receipt.  Holders electing to exercise Option B will receive common stock that may be sold in six monthly, approximately equal, whole-share groups.  Restrictions will expire in one-month intervals starting six months from the date of issue.  Holders electing to exercise Option C will receive common stock that may be sold in six monthly, approximately equal, whole-share groups.  Restrictions will expire in one-month intervals starting 12 months from the date of issue.

Expiration Date

The Offer will expire at 5:00 p.m. CST, on November 30, 2004, unless we extend the Offer. If we extend the Offer the term “Expiration Date” means the latest date and time to which the Offer is extended.  We will accept for exchange all Leases and Notes that are properly tendered in the Offer prior to 5:00 p.m. CST, on the Expiration Date.  If we do not accept any tendered Leases or Notes for exchange because of an invalid tender or for other reasons described in this document, the Leases or Notes we do not accept will be returned, without expense, to the tendering Holder as promptly as practicable after the Expiration Date.

Accrued Interest on the

Leases and Notes

All accrued and unpaid interest on the Leases and Notes that are properly tendered will be forgiven through October 31, 2004.  Interest on each Lease and Note accepted for exchange will cease to accrue after October 31, 2004.  Leases and Notes that are properly tendered in the Offer will be cancelled.

Termination of the Exchange Offer

We may, at our sole discretion, terminate the Offer if Holders tender less than 85% of the principal amount eligible for exchange, or if we determine that our ability to proceed with the Offer could be materially impaired because of an injunction, order, or decree by any court or governmental agency, any new law, statute, rule, or regulation, or any interpretation of the staff of the Commission of any existing law, statute, rule, or regulation, or if we don't get any necessary approvals of governmental agencies.  We do not expect any of the things described above to happen, but we cannot give any assurance in that regard.

Procedures for tendering

 Leases and Notes

Each Holder of Leases or Notes wishing to accept the Offer must complete, sign, and date the letter of transmittal in accordance with the instructions, and mail the letter of transmittal, and any other required documentation, to us at our address by certified mail, Federal Express, or United Parcel Service.

Withdrawal Rights

Leases and Notes that have been tendered may be withdrawn at any time prior to the Expiration Date.  (See section below entitled “Withdrawal of Tenders” on page 10).

Acceptance of Leases and

Notes and Delivery of Common Stock

Except as described above in “Termination of the Exchange Offer”, we will accept for exchange all Leases and Notes that are properly tendered in the Offer, and not withdrawn prior to 5:00 p.m. on the Expiration Date.

Fees

We will pay fees to The Dorato Group, LLC for its assistance in distributing information and preparing documentation describing the Offer, and for ministerial services to be performed in conjunction with the Offer.  We are not paying any performance or contingent compensation to The Dorato Group, LLC or to anyone else in connection with the Offer.

Consequences of Failure to Exchange

Leases and Notes that are not tendered or that are not properly tendered will continue to retain all of the rights that existed prior to the Offer.  However, we do not have the ability to pay interest on the Leases and Notes.  In addition, we are unable to raise sufficient cash through operations, borrowings, or issuances of our common stock to repurchase the Leases or pay the Notes, or meet any other obligations under the Leases and Notes.

Company Information

Our address for the Offer is:  VirTra Systems, Inc.; c/o The Dorato Group, LLC; 2500 City West Blvd., Suite 740; Houston, TX 77042; Attention: Exchange Offer.  For information with respect to the Offer, the telephone number for The Dorato Group, LLC is (713) 856-5168, and the facsimile number is (713) 856-5178.

Description of the Common Stock

Securities Offered

Up to a maximum of  6,449,437 shares of common stock, which may be restricted from sale by agreement for a period ranging up to 18 months from the date of issue.  (See section below entitled “Exchange Offer” on page 8).

Use of Proceeds

We will not receive any proceeds from issuing the common stock in this Offer.  However, the Leases and Notes surrendered in exchange for the common stock will be canceled.  As a result, successful completion of the exchange will improve our financial position by reducing our product financing obligations, notes payable, and associated accrued interest obligations on our balance sheet.

Over-The-Counter

Electronic Bulletin Board Symbol

VTSI

Risk Factors

Prospective investors should carefully consider all the information set forth in this Offer and accompanying documentation and, in particular, should evaluate the specific factors set forth under “Risk Factors” before exchanging their Leases or Notes.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS DOCUMENT BEFORE YOU DECIDE WHETHER TO EXCHANGE YOUR LEASES AND/OR NOTES FOR OUR COMMON STOCK.  THE RISKS SET FORTH BELOW ARE IN ADDITION TO RISKS THAT APPLY TO MOST BUSINESSES, INCLUDING RISKS OF COMPETITION, INABILITY TO COLLECT RECEIVABLES, AND RELIANCE ON OUR KEY EMPLOYEES.

Risks of the Exchange Offer

Holders electing to accept the exchange offer will be giving up their legal right to require us to pay them a fixed amount. Instead, they will become shareholders of the company and the amount they ultimately get will depend on how successful we are in our business and on how long they hold the stock. Our business is subject to many risks. The major ones are described below.

Risks Related to Our Business

The demand for our virtual reality training simulators and advertising products may be less than we expect, and may be affected to a greater degree than other sources of training and advertising by an economic downturn.

Based on experience to date, we believe there is a substantial demand for our virtual reality training simulators and advertising products. However, this conclusion is based on installations at a limited number of training simulator installations and a few high-profile promotional projects, and the results may not necessarily be representative of future training simulator placements, or with other promotional projects. In addition, an economic downturn may have a greater impact on our installations due to decreases in law enforcement and military training budgets.

We expect sales of our advertising and promotion virtual reality products to be strongly affected by general business trends.

Sales of our applications of virtual reality in the advertising and promotion fields are likely to be closely tied to the general level of business activity in the country, and particularly on the overall willingness of businesses to increase the amount they spend on advertising. Historically, in times of economic slowdown businesses have reduced their spending on advertising.

Other companies with more resources and greater name recognition may make competition so intense that the business will not be profitable.

Although we have received a patent, and have another patent pending, covering some of our virtual reality technology, that patent, and the other patent if it is issued, will provide only limited protection. They will not prevent other companies from developing virtual reality products similar to ours using other methods. If we are successful a number of other companies with far more money and greater name recognition may compete with us. This competition could both reduce the number of law enforcement and military agencies which select our virtual reality products and create downward pressure on the amount we could charge for the products. As a result we might not have enough revenue to generate a profit.

Our operating results may fluctuate significantly and may be difficult to predict.

Our operating results will likely fluctuate in the future due to a number of factors, many of which will be outside our control. These factors include:

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pricing competition;

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the announcement or introduction of new virtual reality products by us or our competitors; and

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the amount and timing of costs relating to expansion of our operations.

Due to these factors, factors discussed elsewhere in this document, or unforeseen factors in some future period, our operating results may not meet the expectations of securities analysts and investors, and if this happens, the trading price of the common stock of our company may decline.

The success of our new line of virtual reality training simulators will be affected by political considerations such as the willingness of governmental agencies to spend additional amounts on our product to train law-enforcement officers.

One of the major applications of our new line of training simulators is the training of law-enforcement officers. While we believe that the terrorist attacks of September 11, 2001 have led to an increased interest in this type of training, we cannot give any assurance that the interest will be long-lived, that funds will be made available to acquire our products for that purpose, or that we will be selected to supply the training simulators.

We cannot predict our future capital needs and we may not be able to secure additional financing.

To fully implement our current business plan, we may need to raise additional funds within the next 12 months in order to fund our operations. We expect that a substantial part of these funds will come from the sale of additional shares under our equity line arrangement with Dutchess Private Equities Fund, II, L.P. (“Dutchess”).  However, for this to happen there must be a sustained volume of trading in our shares, since the amount we can draw under that line is directly related to our share price and volume. If we are unable to draw a sufficient amount under our arrangement with Dutchess, we will need to seek financing from other sources. Whether we raise funds through our line of credit or other sources, you may experience significant dilution of your ownership interest, and these securities may have rights senior to the rights of common shareholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund continuing operations, develop our products, or take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We expect our stock price to be volatile.

The market price of our common shares has been subject to wide fluctuations in response to several factors, such as:

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actual or anticipated variations in our results of operations;

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announcements of technological innovations;

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new services or product introductions by us or our competitors;

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changes in financial estimates by securities analysts; and

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conditions and trends in the Internet and electronic commerce industries.

The stock markets generally, and the Electronic Bulletin Board in particular, have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies, and that often have been unrelated or disproportionate to the operating performance of those companies. These market fluctuations, as well as general economic, political, and market conditions such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

We have had significant losses since inception of our business.

To date, we have incurred significant losses.  At June 30, 2004, our accumulated deficit was $14,378,279 and our working capital deficit was $9,543,932.

For the six months ended June 30, 2004, we lost $1,058,372 and for the year ended December 31, 2003, we lost $1,590,122. These losses were caused primarily by the fact that our level of sales has been low compared to our general and administrative expenses. In order to become profitable, we will have to increase our revenues substantially.

We are in default on loans from several of our shareholders.

Several of our shareholders have made loans to us and hold notes for these loans which we have been unable to repay. The shareholders are legally entitled to sue us at any time for the amounts we owe them. We do not believe they will sue us, since that would probably cause the value of the stock they hold to go down. However, if one or more of the shareholders were to sue us we might be forced to go out of business.

It is difficult to predict the impact of our proposed marketing efforts.

Our success will depend on adequate marketing resources. Our marketing plan includes advertising and promotional materials, advertising campaigns in both print and broadcast media, and cooperative marketing arrangements with the hospitality industry, and other complimentary entertainment and attraction related operations. We cannot give any assurance that these marketing efforts will be successful.

We depend heavily on the continued service of our chief executive officer.

We place substantial reliance upon the efforts and abilities of L. Kelly Jones, our chief executive officer. The loss of Mr. Jones’ services could have a serious adverse effect on our business, operations, revenues, or prospects. Mr. Jones is a practicing attorney and his services as chief executive officer are performed on a part-time basis. We cannot give any assurance that he will continue to devote the necessary time to our business to bring our plans to completion. We do not have an employment agreement with Mr. Jones or maintain any keyman insurance on his life, and we do not intend to maintain any keyman insurance for some time.

Our management will have broad discretion in the use of proceeds we receive from the sale of shares to Dutchess.

We will not receive proceeds on the Offer, but we may receive proceeds of the sale of shares to Dutchess under our financing agreement with them. Management has broad discretion to adjust the application and allocation of the net proceeds of shares sold to Dutchess in order to address changed circumstances and opportunities. As a result, our success will be substantially dependent upon the discretion and judgment of our management in determining how to apply and allocate those proceeds.

We do not expect to pay dividends for some time, if at all.

No dividends have been paid on the common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors.

A majority of our shareholders can elect all of our directors.

There is no cumulative voting for the election of our directors. As a result, the holders of a majority of our outstanding voting stock may elect all of our directors if they choose to do so, and the holders of the remaining shares will not be able to elect any directors. Currently, our officers and a consultant own a substantial percentage of the shares of common stock outstanding and are in a position to control our affairs, including the election of the board of directors.

Our business is subject to economic downturns to a greater extent than other companies' businesses might be.

Since we offer products and services that are generally considered discretionary, an economic downturn could have adverse consequences for us.

There is only a limited market for our shares.

While there is common stock that is "free trading," there is only a limited and relatively "thin" market for that common stock. We cannot give any assurance that an active public market will develop or be sustained. This means you might have difficulty liquidating your investment if that becomes necessary.

The market in which we compete is subject to rapid technological change.

Virtual reality technology changes rapidly, and our products and services, as well as the skills of our employees, could become obsolete quickly. Our success will depend, in part, on our ability to improve our existing products and develop new products that address the increasingly sophisticated and varied needs of our current and prospective customers, and respond to technological advances, emerging industry standards and practices, and competitive service offerings.

Our stock price is volatile.

The market price of our common stock has been and is likely to continue to be volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, overall equity market conditions or other factors that are mostly beyond our control. Because our stock is more volatile than the market as a whole, our stock is likely to be disproportionately harmed by factors that harm the general securities markets, such as economic turmoil and military or political conflict, even if those factors do not relate to our business. In the past, securities class action litigation has often been brought against companies after periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of management's attention and resources, which would hurt our business.

Trading in our common stock on the OTC Bulletin Board may be limited.

Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or Nasdaq.

Our common stock is subject to penny stock regulation.

Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. These regulations also impose various sales practice requirements on broker-dealers. The regulations that apply to penny stocks may severely affect the market liquidity for our securities and that could limit your ability to sell your securities in the secondary market.

A significant percentage of our common stock is held by our directors and executive officers, who can significantly influence all actions that require a vote of our shareholders.

As of December 31, 2003, our directors and executive officers enjoyed beneficial ownership of approximately 31.5% of our outstanding common stock.  As a result, management is in a position to influence significantly the election of our directors and all other matters that are put to a vote of our shareholders.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We are offering to exchange $7,881,763 of Leases and Notes, consisting of $5,374,531 aggregate principal amount and $2,507,232 of accrued interest through October 31, 2004, for up to a maximum of 6,449,437 shares of our common stock, based on a share of common stock per dollar of principal debt ratio. The purpose of the exchange is to improve our balance sheet by eliminating our obligations to pay fixed amounts and interest to holders of the Leases and the Notes. The three options available to eligible Holders are outlined below.

Option A:

Holders of Leases and Notes who tender their Leases or Notes under Option A will receive 0.6 shares of our common stock for every $1.00 of principal indebtedness represented by their Leases or Notes.  Under this option, all accrued and unpaid interest is forgiven.  The shares of common stock will be freely trading, and salable immediately upon issuance.  Holders who select Option A will receive one stock certificate representing a total number of whole shares equal to the dollar amount of their principal debt, multiplied by 0.6 and rounded to the nearest whole share.  The attached schedule entitled “Holders Eligible For Exchange Offer” shows for actual principal and accumulated interest amounts by party, and the number of shares each Holder would receive if Option A is chosen.

Option B:

Holders of Leases and Notes who tender their Leases or Notes under Option B will receive 0.9 shares of our common stock for every $1.00 of principal indebtedness represented by their Leases or Notes.  Under this option, all accrued and unpaid interest is forgiven.  The shares of common stock will be restricted by agreement, salable in six equal amounts.  Holders who elect Option B will receive six stock certificates, each representing a pro-rata portion of the total number of whole shares equal to the dollar amount of their principal debt, multiplied by 0.15 and rounded to the nearest whole share, for a total of 0.9 shares per dollar of principal debt.  Six months after the date the shares are issued, the restriction governing the resale of one stock certificate will expire, allowing the underlying shares of stock to be sold.  Each month thereafter an additional certificate restriction will expire until all six stock certificate restrictions have expired, and all of the underlying shares of common stock can be sold.  The attached schedule entitled “Holders Eligible For Exchange Offer” shows actual principal and accumulated interest amounts by party, and the number of shares each Holder would receive if Option B is chosen.

Option C:

Holders of Leases and Notes who tender their Leases or Notes under Option C will receive 1.2 shares of our common stock for every $1.00 of principal indebtedness represented by their Leases or Notes.  Under this option, all accrued and unpaid interest is forgiven.  The shares of common stock will be restricted by agreement, salable in six equal amounts.  Holders who elect Option C will receive six stock certificates, each representing a pro-rata portion of the total number of whole shares equal to the dollar amount of their principal debt, multiplied by 0.2 and rounded to the nearest whole share, for a total of 1.2 shares per dollar of principal debt.  Twelve months after the date the shares are issued, the restriction governing the sale of one stock certificate will expire, allowing the underlying shares of stock to be sold.  Each month thereafter an additional certificate restriction will expire until all six stock certificate restrictions have expired, and all of the underlying shares of common stock can be sold.  The attached schedule entitled “Holders Eligible For Exchange Offer” shows actual principal and accumulated interest amounts by party, and the number of shares each Holder would receive if Option C is chosen.

Following the completion of the Offer, Holders of the Leases and Notes not tendered will continue to retain all of the rights that existed prior to the Offer.  However, we do not have the ability to continue to pay interest on the Leases or to pay the Notes.  In addition, we are unable to raise sufficient cash through operations, borrowings, or issuances of our common stock to repurchase the Leases or pay the Notes, or meet any other obligations under the Leases or Notes.

This Offer, together with the accompanying letter of transmittal, is being sent to all registered Holders of Leases and Notes as of November 1, 2004 (the “Record Date”).

To accept tendered Leases and Notes we will give oral or written notice of acceptance to the Holder.  If we do not accept any tendered Leases and/or Notes for exchange because of an invalid tender, or for other reasons, we will return those Leases and Notes, without expense, to the tendering Holder as promptly as practicable after the Expiration Date.

Expiration Date; Extensions; Amendments

The term “Expiration Date” means 5:00 p.m., CST, on November 30, 2004, unless we extend the Offer in our sole discretion. If we extend the Offer the term “Expiration Date” will mean the latest date and time to which we have extended the Offer.  If we extend the Offer, it will remain in effect for a minimum of an additional five business days and a maximum of an additional 30 business days.

To extend the Expiration Date, we will notify the Holders of any extension by oral or written notice, and will also mail an announcement to the registered Holders of Leases and Notes, before 5:00 p.m.,  Central Standard Time, on the next business day after the previously scheduled Expiration Date.  The announcement may state that we are extending the Offer for a specified period of time.

We reserve the right, in our sole discretion,

•

to delay acceptance of any Leases or Notes,

•

to extend the Offer, or

•

to terminate the Offer, and to refuse to accept Leases and Notes not previously accepted,

if any of the conditions set forth under “Termination” shall have occurred and shall not have been waived by us (if the condition can  be waived).

We also reserve the right to amend the terms of the Offer in any manner at any time before we accept tendered Leases and Notes.

If we delay acceptance, extend, or terminate  the Offer we will promptly give oral or written notice.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, or amendment of the Offer, and we will have no obligation to publish, advertise, or otherwise communicate the public announcement, other than by making a timely release to the news service organization PR Newswire.

Accrued Interest on the Leases and Notes

All accrued and unpaid interest on the Leases and Notes that are properly tendered in the Offer will be forgiven.  Interest on each Lease and Note accepted for exchange will cease to accrue after October 31, 2004.  Leases and Notes that are properly tendered in the Exchange Offer will be cancelled.

Procedures for Tendering

Only a Holder of Leases or Notes may tender its Lease or Note in the Offer, except as set forth in the following two paragraphs.  To tender in the Offer, a Holder must complete, sign, and date the exchange form that is part of the letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with any other required documents, to us, before 5:00 p.m. CST, on the Expiration Date.  A tendering Holder of Leases and Notes will be agreeing with us to the terms and conditions in this Offer and in the letter of transmittal.

Holders must deliver all documents to us at our address set forth in this Offer.  Holders may also request that their brokers, dealers, commercial banks, trust companies, or nominees make the tender for them.  The method of delivery of Leases and Notes, and the letter of transmittal and all other required documents to us, is at the Holder's election and risk.  We recommend that Holders use certified mail or an overnight delivery service such as Federal Express or United Parcel Service.  In all cases, you should allow sufficient time to assure timely delivery.

If a person other than the listed registered Holder signs the letter of transmittal, the Leases and Notes must be endorsed or accompanied by appropriate bond powers which authorize that person to tender the Leases or Notes on behalf of the registered Holder. The bond power must be signed as the name of the registered Holder or Holders appears on the Leases and Notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Lease or Noteor bond powers, those persons should so indicate. Those persons should also submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of the tendered Leases and Notes at our sole discretion, and our determination will be final and binding.  We reserve the absolute right to reject any and all Leases and Notes not properly tendered, or any Leases or Notes the Company’s acceptance of which would, in the opinion of our counsel, be unlawful.  We also reserve the absolute right to waive any defects, irregularities, or conditions of tender as to particular Leases and Notes.  Our interpretation of the terms and conditions of the Offer (including the instructions in the letter of transmittal) will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of Leases and Notes must be cured within such time as we shall determine.  We intend to notify Holders of defects or irregularities in tenders of Leases and Notes. But neither we nor any other person shall be under any duty to give notification of defects or irregularities in tenders of Leases and Notes. No one will incur any liability for failure to give such notification.  Tenders of Leases and Notes will not be deemed to have been made until the irregularities have been cured or waived.  If we receive any Leases or Notes received that are not properly tendered, we will return them to the tendering Holder unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

We also reserve the right in our sole discretion to purchase or make offers for any Leases and Notes that remain outstanding after the Expiration Date, or, as set forth under “Termination” to terminate the Offer.

Withdrawal of Tenders

Holders may withdraw tenders of Leases and Notes at any time prior to 5:00 p.m. CST, on the Expiration Date.

To withdraw a tender of Leases or Notes in the Offer, we must receive a written or facsimile transmission notice of withdrawal at our address set forth below before 5:00 p.m. CST, on the Expiration Date, and before we accept the Leases or Notes for exchange.  Any notice of withdrawal must

•

specify the name of the person who deposited the Leases or Notes to be withdrawn (the “Depositor”),

•

identify the Leases or Notes to be withdrawn (including the certificate number or numbers or principal amount of the Leases or Notes),

•

be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such Leases or Notes were tendered (including any required signature guarantee), or be accompanied by documents of transfer sufficient to permit us to register the transfer of the Leases or Notes into the name of the Depositor withdrawing the tender, and

•

specify the name in which any such Leases or Notes are to be registered, if different from that of the Depositor.

We will determine all questions as to the validity, form, and eligibility (including time of receipt) of any withdrawal notices, and our determination shall be final and binding on all parties.  Any Leases or Notes that are withdrawn will be deemed not to have been validly tendered for purposes of the Offer, and we will not issue any common stock to the Holder unless the Leases or Notes that have been withdrawn are validly tendered again as set forth under “Procedures for Tendering.”  We will return to the Holder any Leases or Notes that have been tendered for exchange but are not accepted for exchange without cost to the Holder as soon as practicable after withdrawal, rejection of tender, or termination of the Offer.  A Holder may re-tender properly withdrawn Leases and Notes by following one of the procedures described above under “Procedures for Tendering” at any time before the Expiration Date.

Termination

Notwithstanding any other term of the Offer, we will not be required to accept for exchange, or exchange common stock for, any Leases or Notes not previously accepted for exchange, and may terminate or amend the Offer before the Leases and Notes are accepted if

•

on the Expiration Date the total of all principal amount of Leases and Notes tendered for exchange totals less than 85% of all principal amounts eligible for the Offer, or

•

any court or governmental agency issues any injunction, order, or decree which, in our judgment, would materially impair our ability to proceed with the Offer, or

•

any law, statute, rule, or regulation is proposed, adopted, or enacted, or any existing law, statute, rule, or regulation is interpreted by the staff of the Securities and Exchange Commission in a manner which, in our sole judgment, might materially impair our ability to proceed with the Offer, or

•

we do not get any governmental approval or approval by Holders which approval we, in our reasonable judgment, deem necessary to complete the Offer as described in this document.

If we decide to terminate the Offer, as described above, we may

•

refuse to accept any Leases and Notes, and return to the Holders any Leases and Notes that have been tendered,

•

extend the Offer and retain all Leases and Notes tendered prior to the Expiration Date of the Offer, subject to the rights of Holders of tendered Leases and Notes to withdraw their tendered Leases and Notes, or

•

waive the termination event with and accept all properly tendered Leases and Notes that have not been withdrawn.

If a waiver represents a material change in the Offer, we will describe the change in a supplement to this Offer that will be distributed to each registered Holder, and we will, if the Exchange Offer would otherwise expire during such period, extend the Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders.

Delivery Instructions

You should direct all executed exchange forms, which are part of the letter of transmittal, to us.  Questions and requests for assistance and requests for additional copies of this Offer or of the letter of transmittal should be directed to us in care of The Dorato Group, LLC as follows:

VirTra Systems, Inc.

c/o The Dorato Group, LLC

Attention:  Exchange Offer

2500 City West Blvd., Suite 740

Houston, Texas 77042

Telephone:  (713) 856-5168

Fees and Expenses

We are bearing the expenses of soliciting tenders in response to the Offer.  We are making the principal solicitation for tenders by mail.  Our officers, employees, agents, and their affiliates may make additional solicitations in person, by facsimile, telegraph, telephone, or telecopier.

We have not retained any dealer-manager in connection with the Offer.  We will pay fees to The Dorato Group, LLC for its assistance in distributing information and preparing documentation describing the Offer, and for ministerial services to be performed in conjunction with the Offer.  We are not paying any performance or contingent compensation to The Dorato Group, LLC or to anyone else in connection with the Offer.  We encourage Holders of the Leases and Notes to seek their own legal and financial advice at their own expense.

Consequences of Failure to Exchange

After the Offer is completed, Holders who do not tender their Leases and Notes will continue to have all of the rights they had before the Offer.  However, we cannot give any guarantee that we will be able to pay interest on those Leases or Notes, or that we will be able meet any other obligations under the Leases or Notes.  We also cannot give any guarantee that we will be able to raise enough cash through operations, borrowings, or issuances of our common stock to repurchase the Leases or pay the Notes, or to meet any other obligations under the Leases or Notes.

Certain U.S. Federal Income Tax Considerations

Each holder of a Lease or Note that is participating in the Offer is strongly urged to consult with its own tax advisors to determine the impact of such Holder’s particular tax situation on the anticipated tax consequences of the exchange of the Leases or Notes for our common stock in the Offer, including the tax consequences under state, local, foreign, or other tax laws.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the common stock pursuant to the Offer.  However, if all holders accept the Offer, we will extinguish $5,374,531 aggregate principal amount of Leases and Notes and $2,507,232 of accrued interest through October 31, 2004.  The Leases and Notes surrendered in exchange for common stock will be terminated as of October 31, 2004.  Accordingly, issuance of the common stock will decrease our indebtedness by a total of $7,881,763.

CAPITALIZATION

The following table shows our consolidated capitalization at June 30, 2004.  It also shows, under the column “As Adjusted”, what our capitalization would have been if this Offer had been completed as of June 30, 2004.  This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes found in our form 10-QSB filed with the United States Securities and Exchange Commission on August 6, 2004 covering the period from April 1, 2004 to June 30, 2004.

	June 30, 2004
	Actual	As Adjusted (1)
	(Unaudited)
Current Debt:
Notes Payable	$1,612,432	$726,901
Obligations under product financing arrangements	6,425,836	0

Total Current Debt	8,038,268	726,901

Long-Term Debt	-	-

Total Debt	$8,038,268	$726,901

Redeemable Common Stock (490,760 shares at $.005 par value)	2,454	2,454

Stockholders' Deficit(2):
Common Stock	256,779	289,026
Additional Paid-In Capital(4)	4,870,656	7,005,712
Accumulated Deficit	(14,378,279)	(9,034,804)

Total Stockholders' Deficit	(9,250,844)	(1,740,066)

Total Capitalization	$ (1,210,122)	$ (1,010,711)

____________________

(1)

For conservative purposes, the “As Adjusted” column assumes the most dilutive impact to Shareholders’ Equity.  Common share issuances would range from 3,224,718 shares under Option A for 100% acceptance by Holders of Option A to 6,449,437 shares in the event of 100% acceptance by Holders of Option C.  The “As Adjusted” column reflects the Company’s capitalization as of June 30, 2004 if all Holders chose Option C.  Assumes that the Holders exchange $5,374,531 aggregate principal amount of Leases and Notes and $2,507,222 of accrued interest through October 31, 2004 for 6,449,437 shares of Common Stock of the Company.

(2)

The “As Adjusted” capitalization reflects the issuance of new shares at the June 30, 2004 closing price of $0.35 per share.

(3)

`Common Stock, $.005 par value, 100,000,000 shares authorized, 51,355,733 (Actual), 57,805,170 (As Adjusted) shares issued and outstanding at June 30, 2004.

(4)

Transaction costs (estimated to be $90,000) have been reflected as a charge to Additional Paid-in Capital.